For Immediate Release
Feb. 29, 2012
PNM Resources Reports Strong 2011 Earnings
Board increases dividend 16%
Conference call scheduled for 11 a.m. Eastern today
2011 SUMMARY

•	GAAP (generally accepted accounting principles) earnings of $1.96 per diluted share, compared with losses of $0.49 per diluted share in 2010

•	Ongoing earnings of $1.08 per diluted share, compared with $0.87 per diluted share in 2010
FOURTH QUARTER SUMMARY

•	GAAP earnings of $1.35 per diluted share, compared with losses of $1.18 per diluted share in 2010

•	Ongoing earnings of $0.22 per diluted share, compared with losses of $0.03 per diluted share in 2010
(ALBUQUERQUE, N.M.) - PNM Resources (NYSE: PNM) today reported 2011 consolidated GAAP earnings of $176.4 million, or $1.96 per diluted share, compared with 2010 losses of $45.2 million, or $0.49 per diluted share. GAAP earnings in 2011 include an after-tax gain of $97.0 million, or $1.08 per diluted share, related to the Nov. 1, 2011, sale of First Choice Power. GAAP losses in 2010 include an after-tax, non-cash loss of $113.7 million due to the impairment of PNM Resources' investment in Optim Energy.

2011 consolidated ongoing earnings were $96.6 million, or $1.08 per diluted share, compared with 2010 earnings of $80.0 million, or $0.87 per diluted share. Ongoing earnings exclude various special items, but include the post-impairment results of Optim Energy through Aug. 31, 2011. Reconciliations of GAAP earnings to non-GAAP measures are shown on the attached schedules 1 through 4.

“Our strong ongoing earnings per share growth of more than 24 percent year-over-year reflects the significant strides we made to better position the company financially,” said Pat Vincent-Collawn, PNM Resources chairman, president and CEO. “We continue to focus on improving our regulated businesses and providing a more stable and predictable earnings trajectory.

“Moving forward, we will continue to address the regulatory environment on several fronts to ensure both PNM and TNMP are financially healthy.”

Vincent-Collawn said cold weather in December in New Mexico and Texas improved earnings slightly above company projections. She said 2011 performance resulted in PNM earning closer to its allowed return on its retail rate base and TNMP earning its allowed return on equity.

Quarterly financial materials are available at http://www.pnmresources.com/investors/results.cfm.

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PNM Resources Reports Q4 2011 Earnings            2-29-12                 p. 2 of 4
2011 SEGMENT REPORTING
PNM - an integrated electric utility in New Mexico with distribution, transmission and generation assets.

•
PNM reported 2011 ongoing earnings of $67.5 million, or $0.76 per diluted share, compared with 2010 earnings of $53.6 million, or $0.58 per diluted share. 2011 GAAP earnings were $54.0 million, or $0.60 per diluted share, compared with 2010 earnings of $56.8 million, or $0.62 per diluted share.

•
Higher retail rates, primarily associated with the rate case increase that went into effect Aug. 21, 2011, lower power plant outage costs, favorable weather, load growth and lower O&M costs improved earnings. Realized gains related to the Palo Verde Nuclear Decommissioning Trust partially offset the absence of the wholesale tolling agreement from Palo Verde Nuclear Generating Station Unit 3. PNM had load growth of 1.4 percent in 2011.

TNMP - an electric transmission and distribution utility in Texas.

•
TNMP reported 2011 ongoing earnings of $25.8 million, or $0.29 per diluted share, and GAAP earnings of $22.3 million, or $0.25 per diluted share, compared with 2010 ongoing and GAAP earnings of $16.0 million, or $0.17 per diluted share.

•	Higher retail and transmission rates primarily drove improved earnings. Favorable weather and load growth also contributed to earnings. TNMP had load growth of 1.3 percent for 2011.
Corporate/Other - a segment that reflects costs at the PNM Resources holding company, mainly comprised of interest expense related to debt.

•
Corporate/Other reported 2011 ongoing losses of $12.6 million, or $0.14 per diluted share, compared with 2010 losses of $19.2 million, or $0.20 per diluted share. 2011 GAAP earnings were $76.0 million, or $0.85 per diluted share, compared with 2010 losses of $132.8 million, or $1.45 per diluted share. 2011 GAAP earnings include the after-tax gain associated with the First Choice Power sale of $97.0 million, or $1.08 per diluted share. 2010 GAAP losses reflect the after-tax impairment of PNM Resources' investment in Optim Energy of $113.7 million, or $1.24 per diluted share.

•
Ongoing earnings improved compared with the previous year primarily because of the 2010 impairment of state income wind energy production tax credit carry forwards. These credits were not expected to be utilized prior to their expiration due to the Company's NOL position. Another driver was the reduction in interest expense related to the $50 million debt repurchase in November 2011.

EXIT FROM COMPETITIVE BUSINESSES
On Nov. 1, 2011, PNM Resources completed its sale of First Choice Power to Direct Energy. In September 2011, the ownership interest of PNM Resources in Optim Energy was diluted to 1 percent. In January 2012, PNM Resources' 1 percent interest in Optim Energy was acquired by ECJV Holdings, LLC.
As a result of the exit from the competitive businesses, partial-year results for Optim Energy and First Choice Power are included in PNM Resources' 2011 consolidated earnings. Combined, these entities contributed $15.8 million, or $0.17 per diluted share, to consolidated ongoing earnings and $24.1 million, or $0.26 per diluted share to consolidated GAAP earnings. At Dec. 31, 2010, PNM Resources fully impaired its investment in Optim and reduced the carrying value of that investment to zero. In accordance with GAAP, the post-impairment losses of Optim Energy are not reflected in PNM Resources' 2011 GAAP earnings.

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PNM Resources Reports Q4 2011 Earnings            2-29-12             p. 3 of 4
COMMON STOCK DIVIDEND INCREASED
The PNM Resources Board of Directors yesterday unanimously voted to increase the company's dividend payment by 16 percent to an indicated annual rate of $0.58 per share of common stock. As a result, the board has declared the quarterly common stock dividend of $0.145 per share, payable May 15, 2012, to shareholders of record at the close of business April 3, 2012.
“The dividend increase reflects the company's and the board's commitment to achieving top quartile total returns for shareholders on a long-term basis,” said Vincent-Collawn.
2012 ONGOING EARNINGS GUIDANCE RANGE AFFIRMED
PNM Resources today also affirmed its 2012 consolidated ongoing earnings to be in the range of $1.20 and $1.32 per diluted share.
2011 EARNINGS CALL: 11 AM EASTERN TODAY
PNM Resources will discuss 2011 earnings results and other relevant company matters during a live conference call and webcast today at 11 a.m. Eastern. Speaking on the call will be Pat Vincent-Collawn, PNM Resources chairman, president and CEO, and Chuck Eldred, PNM Resources executive vice president and CFO.

A live Web cast of the call will be archived at http://www.pnmresources.com/investors/events.cfm. Listeners are encouraged to visit the Web site at least 30 minutes before the event to register, download and install any necessary audio software.

Investors and analysts can participate in the live conference call by dialing (877) 377-7098 or (631) 291-4547 (international calls) and referencing “the PNM Resources 2011 earnings conference call.” A telephone replay will be available at 2 p.m. Eastern until midnight March 14 by dialing (855) 859-2056 or (404) 537-3406 and using conference ID 45182323. Supporting material for PNM Resources' earnings announcements can be viewed and downloaded at http://www.pnmresources.com/investors/results.cfm.

Background:
PNM Resources (NYSE: PNM) is an energy holding company based in Albuquerque, N.M., with 2011 consolidated operating revenues of $1.3 billion, excluding First Choice Power. Through its regulated utilities, PNM and TNMP, PNM Resources has approximately 2,530 megawatts of generation capacity and serves electricity to more than 730,000 homes and businesses in New Mexico and Texas. For more information, visit the company's Web site at www.PNMResources.com.

CONTACTS:
Analysts                        Media
Lisa Eden                        Frederick Bermudez
(505) 241-2691                    (505) 241-4831

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PNM Resources Reports Q4 2011 Earnings            2-29-12                 p. 4 of 4

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this news release that relate to future events or PNM Resources' (“PNMR”), Public Service Company of New Mexico's (“PNM”), or Texas-New Mexico Power Company's (“TNMP”) (collectively, the “Company”) expectations, projections, estimates, intentions, goals, targets, and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates. PNMR, PNM, and TNMP assume no obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, PNMR, PNM, and TNMP caution readers not to place undue reliance on these statements. PNMR's, PNM's, and TNMP's business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond their control, that can cause actual results to differ from those expressed or implied by the forward-looking statements. These factors include: the ability of PNM and TNMP to recover costs and earn allowed returns in regulated jurisdictions; the ability of the Company to successfully forecast and manage its operating and capital expenditures; state and federal regulatory, legislative, and judicial decisions and actions on ratemaking matters; state and federal regulation or legislation relating to environmental matters, including the resultant impacts on the operations and economic viability of PNM's generating plants; the risk that recently enacted reliability standards regarding available transmission capacity may negatively impact the operation of PNM's transmission system; the performance of generating units, transmission systems, and distribution systems, which could be negatively affected by a number of significant operational issues; variability of prices and volatility and liquidity in the wholesale power and natural gas markets; changes in price and availability of fuel and water supplies; uncertainties surrounding the mine fire incident at the mine supplying coal to San Juan Generating Station; uncertainty surrounding the status of PNM's participation in jointly-owned generation projects resulting from the scheduled expiration of the operational documents for the projects; the risks associated with completion of generation, transmission, distribution, and other projects; regulatory, financial, and operational risks inherent in the operation of nuclear facilities, including spent fuel disposal uncertainties; uncertainty regarding the requirements and related costs of decommissioning power plants and coal mines supplying certain power plants, as well as the ability to recover decommissioning costs from customers; the impacts on the electricity usage of the Company's customers due to performance of state, regional, and national economies and mandatory energy efficiency measures, weather, seasonality, and other changes in supply and demand; the Company's ability to access the financial markets, including disruptions in the credit markets, actions by ratings agencies, and fluctuations in interest rates; the potential unavailability of cash from PNMR's subsidiaries due to regulatory, statutory, or contractual restrictions; the impacts of decreases in the values of marketable equity securities maintained to provide for nuclear decommissioning and pension and other postretirement benefits; the effectiveness of risk management and commodity risk transactions; the outcome of legal proceedings, including the extent of insurance coverage; and changes in applicable accounting principles.

Non-GAAP Financial Measures
The Company uses ongoing earnings, ongoing earnings per diluted share (or ongoing diluted earnings per share) and return on retail rate base to evaluate the operations of the Company and to establish goals for management and employees. While the Company believes these financial measures are appropriate and useful for investors, they are not measures presented in accordance with generally accepted accounting principles in the U.S. (GAAP). The Company does not intend for these measures, or any piece of these measures, to represent any financial measure as defined by GAAP. Furthermore, the Company's calculations of these measures as presented may or may not be comparable to similarly titled measures used by other companies. The Company uses ongoing earnings guidance to provide investors with management's expectations of ongoing financial performance over the period presented. While the Company believes ongoing earnings guidance is an appropriate measure, it is not a measure presented in accordance with GAAP. The Company does not intend for ongoing earnings guidance to represent an expectation of net earnings as defined by GAAP. Management is generally not able to estimate the impact of the reconciling items between ongoing earnings guidance and forecasted GAAP earnings, nor their probable impact on GAAP earnings; therefore, management is generally not able to provide a corresponding GAAP equivalent for earnings guidance.

PNM Resources
Schedule 1
Reconciliation of Ongoing to GAAP Earnings
(Preliminary and Unaudited)

	Quarter Ended December 31, 2011
	(in thousands)
	PNM Electric	TNMP Electric	First Choice(3)	Corporate and Other	Consolidated
GAAP Net Earnings (Loss) Attributable to PNMR:	$13,489	$5,123	$3,395	$89,986	$111,993
Adjusting items, net of income tax effects(1)
Mark-to-market impact of economic hedges	180	—	(2,022)	—	(1,842)
Net change in unrealized impairments of NDT securities	(1,322)	—	—	—	(1,322)
Process improvement initiatives	1,778	530	11	—	2,319
Strategic alternatives - competitive businesses	—	—	—	438	438
2010 energy efficiency	(1,542)	—	—	—	(1,542)
Gain on sale of First Choice(2)	—	—	—	(97,003)	(97,003)
Loss on reacquired debt	—	—	—	5,577	5,577
Total Adjustments	(906)	530	(2,011)	(90,988)	(93,375)
Ongoing Earnings (Loss)	$12,583	$5,653	$1,384	$(1,002)	$18,618

	Year Ended December 31, 2011
	(in thousands)
	PNM Electric	TNMP Electric	First Choice(3)	Optim Energy (50%)(4)	Corporate and Other	Consolidated
GAAP Net Earnings (Loss) Attributable to PNMR:	$53,963	$22,257	$24,116	$—	$76,023	$176,359
Adjusting items, net of income tax effects(1)
Mark-to-market impact of economic hedges	(2,309)	—	(3,147)	(1,078)	—	(6,534)
Net change in unrealized impairments of NDT securities	1,380	—	—	—	—	1,380
Process improvement initiatives	4,025	975	103	—	47	5,150
Regulatory disallowance	10,559	2,550	—	—	—	13,109
Strategic alternatives - competitive businesses	—	—	—	—	2,805	2,805
New Mexico gross receipts tax adjustments	1,451	—	—	—	—	1,451
2010 energy efficiency	(1,542)	—	—	—	—	(1,542)
Gain on sale of First Choice(2)	—	—	—	—	(97,003)	(97,003)
Loss on reacquired debt	—	—	—	—	5,577	5,577
Equity in net earnings (loss) of Optim Energy	—	—	—	(4,167)	—	(4,167)
Total Adjustments	13,564	3,525	(3,044)	(5,245)	(88,574)	(79,774)
Ongoing Earnings (Loss)	$67,527	$25,782	$21,072	$(5,245)	$(12,551)	$96,585

(1) Income tax effects calculated using tax rates of 35.65% for First Choice, 35.00% for TNMP and 39.59% for all other segments unless otherwise indicated
(2) Gain on sale of First Choice is net of income taxes of $77,922
(3) First Choice included through October 31, 2011
(4) Optim Energy included through August 31, 2011

PNM Resources
Schedule 2
Reconciliation of Ongoing to GAAP Earnings
(Preliminary and Unaudited)

	Quarter Ended December 31, 2010
	(in thousands)
	PNM Electric	TNMP Electric	First Choice	Optim Energy (50%)	Corporate and Other	Consolidated
GAAP Net Earnings (Loss) Attributable to PNMR:	$4,563	$2,903	$11,404	$(5,743)	$(121,323)	$(108,196)
Adjusting items, net of income tax effects*
Mark-to-market impact of economic hedges	(884)	—	(6,842)	240	—	(7,486)
Write-down of emission allowances	—	—	—	691	—	691
Impairment of equity investment in Optim Energy	—	—	—	—	113,677	113,677
Net change in unrealized impairments of NDT securities	(1,345)	—	—	—	—	(1,345)
Total Adjustments	(2,229)	—	(6,842)	931	113,677	105,537
Ongoing Earnings (Loss)	$2,334	$2,903	$4,562	$(4,812)	$(7,646)	$(2,659)

	Year Ended December 31, 2010
	(in thousands)
	PNM Electric	TNMP Electric	First Choice	Optim Energy (50%)	Corporate and Other	Consolidated
GAAP Net Earnings (Loss) Attributable to PNMR:	$56,770	$15,982	$24,061	$(9,196)	$(132,832)	$(45,215)
Adjusting items, net of income tax effects*
Mark-to-market impact of economic hedges	3,460	—	14,402	(409)	—	17,453
Write-down of emission allowances	—	—	—	691	—	691
Impairment of equity investment in Optim Energy	—	—	—	—	113,677	113,677
Net change in unrealized impairments of NDT securities	(1,774)	—	—	—	—	(1,774)
Loss on reacquired debt	283	—	—	—	—	283
Disposition of litigation	(5,141)	—	—	—	—	(5,141)
Total Adjustments	(3,172)	—	14,402	282	113,677	125,189
Ongoing Earnings (Loss)	$53,598	$15,982	$38,463	$(8,914)	$(19,155)	$79,974

* Income tax effects calculated using tax rates of 35.65% for First Choice and 39.59% for all other segments unless otherwise indicated

PNM Resources
Schedule 3
Reconciliation of Ongoing to GAAP Earnings Per Diluted Share
(Preliminary and Unaudited)

	Quarter Ended December 31, 2011
	(earnings per diluted share)
	PNM Electric	TNMP Electric	First Choice(1)	Corporate and Other	Consolidated
GAAP Net Earnings (Loss) Attributable to PNMR:	$0.17	$0.06	$0.04	$1.08	$1.35
Adjusting items
Mark-to-market impact of economic hedges	—	—	(0.02)	—	(0.02)
Net change in unrealized impairments of NDT securities	(0.02)	—	—	—	(0.02)
Process improvement initiatives	0.02	0.01	—	—	0.03
Strategic alternatives - competitive businesses	—	—	—	—	—
2010 energy efficiency	(0.02)	—	—	—	(0.02)
Gain on sale of First Choice	—	—	—	(1.17)	(1.17)
Loss on reacquired debt	—	—	—	0.07	0.07
Total Adjustments	(0.02)	0.01	(0.02)	(1.10)	(1.13)
Ongoing Earnings (Loss)	$0.15	$0.07	$0.02	$(0.02)	$0.22
Average Diluted Shares Outstanding: 83,160,239
	Year Ended December 31, 2011
	(earnings per diluted share)
	PNM Electric	TNMP Electric	First Choice(1)	Optim Energy (50%)(2)	Corporate and Other	Consolidated
GAAP Net Earnings (Loss) Attributable to PNMR:	$0.60	$0.25	$0.26	$—	$0.85	$1.96
Adjusting items
Mark-to-market impact of economic hedges	(0.02)	—	(0.03)	(0.01)	—	(0.06)
Net change in unrealized impairments of NDT securities	0.02	—	—	—	—	0.02
Process improvement initiatives	0.04	0.01	—	—	—	0.05
Regulatory disallowance	0.12	0.03	—	—	—	0.15
Strategic alternatives - competitive businesses	—	—	—	—	0.03	0.03
New Mexico gross receipts tax adjustments	0.02	—	—	—	—	0.02
2010 energy efficiency	(0.02)	—	—	—	—	(0.02)
Gain on sale of First Choice	—	—	—	—	(1.08)	(1.08)
Loss on reacquired debt	—	—	—	—	0.06	0.06
Equity in net earnings (loss) of Optim Energy	—	—	—	(0.05)	—	(0.05)
Total Adjustments	0.16	0.04	(0.03)	(0.06)	(0.99)	(0.88)
Ongoing Earnings (Loss)	$0.76	$0.29	$0.23	$(0.06)	$(0.14)	$1.08
Average Diluted Shares Outstanding: 89,757,077

(1) First Choice included through October 31, 2011
(2) Optim Energy included through August 31, 2011

PNM Resources
Schedule 4
Reconciliation of Ongoing to GAAP Earnings Per Diluted Share
(Preliminary and Unaudited)

	Quarter Ended December 31, 2010
	(earnings per diluted share)
	PNM Electric	TNMP Electric	First Choice	Optim Energy (50%)	Corporate and Other	Consolidated
GAAP Net Earnings (Loss) Attributable to PNMR:	$0.05	$0.03	$0.12	$(0.06)	$(1.32)	$(1.18)
Adjusting items
Mark-to-market impact of economic hedges	(0.01)	—	(0.07)	—	—	(0.08)
Write-down of emission allowances	—	—	—	0.01	—	0.01
Impairment of equity investment in Optim Energy	—	—	—	—	1.24	1.24
Net change in unrealized impairments of NDT securities	(0.01)	—	—	—	—	(0.01)
Total Adjustments	(0.02)	—	(0.07)	0.01	1.24	(1.15)

Ongoing Earnings (Loss)	$0.03	$0.03	$0.05	$(0.05)	$(0.08)	$(0.03)
Average Diluted Shares Outstanding: 91,571,920
	Year Ended December 31, 2010
	(earnings per diluted share)
	PNM Electric	TNMP Electric	First Choice	Optim Energy (50%)	Corporate and Other	Consolidated
GAAP Earnings (Loss) Attributable to PNMR:	$0.62	$0.17	$0.26	$(0.10)	$(1.45)	$(0.49)
Adjusting items
Mark-to-market impact of economic hedges	0.04	—	0.16	(0.01)	—	0.19
Write-down of emission allowances	—	—	—	0.01	—	0.01
Impairment of equity investment in Optim Energy	—	—	—	—	1.24	1.24
Net change in unrealized impairments of NDT securities	(0.02)	—	—	—	—	(0.02)
Loss on reacquired debt	—	—	—	—	—	—
Disposition of litigation	(0.06)	—	—	—	—	(0.06)
Total Adjustments	(0.03)	—	0.16	—	1.24	1.37
Ongoing Earnings (Loss)	$0.58	$0.17	$0.42	$(0.10)	$(0.20)	$0.87
Average Diluted Shares Outstanding: 91,556,579

Tables may not appear visually accurate due to rounding